Exhibit 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62053) pertaining to the Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan and Trust of our report dated June 4, 2003, with respect to the financial statements and schedule of Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                        /s/ Ernst & Young LLP


Chicago, Illinois
June 27, 2003